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                                                                   EXHIBIT 10.47

This Note evidences a loan in the principal amount of Fifty One Thousand Nine Hundred Seventy Seven Dollars and No Cents ($51,977.00) made by Howard M. Sheridan, M.D. to Radiation Therapy Services, Inc. on _____________, 1998.

$51,977.00                                                   Fort Myers, Florida

                                PROMISSORY NOTE

         For value received, RADIATION THERAPY SERVICES, INC., a Florida corporation ("Debtor"), promises to pay to the order of Howard M. Sheridan, M.D. ("Payee"), an individual resident of the state of Florida, at ________________________, Florida, or such address as may be specified from time to time by the holder hereof, the principal sum of Fifty One Thousand Nine Hundred Seventy Seven Dollars and No Cents ($51,977.00). Interest shall accrue at the rate of eight percent (8%) per annum, compounded monthly.

         Debtor may make prepayments of principal on this Note without penalty.

         Failure of Debtor to make any payment of interest or principal when due shall be deemed to be an event of default. It shall also be an event of default if Debtor files a petition seeking relief, or consents to the filing or instituting of proceedings against him, under any federal or state bankruptcy law or other similar law, or causes, permits or consents to the appointment of, or taking possession by, a receiver or similar official of all or substantially all of Debtor's property. On the occurrence of an event of default, Payee may declare the entire amount due hereunder immediately due and payable (except that in the case of an event of default described in the immediately preceding sentence, the entire amount due hereunder automatically shall become due and payable), and the interest rate hereunder shall be increased from and after such default to twelve percent (12%) per annum (but in no event in excess of the maximum rate permitted by Florida law).

         This Note shall be binding upon Debtor and Debtor's legal representatives, heirs and assigns. Presentation for payment, notice of dishonor, protest and notice of protest are hereby waived.

         Debtor agrees to pay and shall pay all documentary stamp tax due on this Note.

         In the event of any litigation arising under this Note, the non-prevailing party shall pay the prevailing party's attorneys' fees and costs incurred in litigation.

         This Note shall be governed by the laws of the State of Florida and may not be changed or terminated orally.

                                           DEBTOR:
                                           RADIATION THERAPY SERVICES, INC.


                                           By: /s/ David M. Koeninger
                                              ----------------------------------
                                               David M. Koeninger
                                               CFO